Exhibit 19.1
PURPOSE1
SCOPE2
PROHIBITED ACTIVITIES2
MATERIAL, NON-PUBLIC INFORMATION3
PLEDGES AND MARGIN LOANS4
OTHER TRANSACTIONS4
TRADING IN DERIVATIVE SECURITIES4
SHORT SALES4
BLACKOUT PERIODS5
I.
II.
TRANSACTION PRE-APPROVALS5
EXCEPTIONS TO APPLICATION OF THIS POLICY5
I.
II.
Employee Benefit Plans5
Rule 10b5-1 Plans6
SECTION 16 INSIDER REPORTING OBLIGATIONS7
FORM 144 REPORTS8
REPORTING OF VIOLATIONS8
PERSONAL RESPONSIBILITY AND COMPANY ASSISTANCE8
COMPLIANCE9
INQUIRIES9
Quarterly and Annual Restrictions.5
Additional Blackout Periods in Specific Circumstances.5
Cboe Global Markets, Inc. and
Subsidiaries
Insider Trading Policy
Table of Contents
Purpose
The purpose of this Insider Trading Policy (the “Policy”) is to promote compliance with applicable U.S.
securities and insider trading laws and regulations by Cboe Global Markets, Inc. and its subsidiaries
(collectively, the “Company”) and all directors, officers and employees thereof, regardless of location, in
Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
order to preserve the reputation and integrity of the Company as well as that of all persons affiliated with it.
Scope
This Policy covers all directors, officers and employees worldwide of the Company and their respective immediate family members living in their household (collectively referred to as “Covered Persons”). This
Policy also applies to (i) any trust, foundation or other estate in which any Covered Person has either a substantial beneficial interest or as to which he or she serves as trustee or in a similar fiduciary capacity or (ii) any other entity whose transactions in Company Securities (as defined below) are directed by a
Covered Person or are subject to a Covered Person’s influence or control (collectively referred to as
“Controlled Entities”). Transactions by these Controlled Entities should be treated for the purposes of this
Policy and applicable securities laws as if they were for the applicable Covered Person’s account.
The Policy applies to any and all transactions in the Company’s securities, including hedging transactions related thereto and short sale transactions. For purposes of this Policy, securities include common stock or other equity interests, options to purchase or sell common stock or other equity interests, preferred stock, convertible and non-convertible debentures, notes, warrants and other similar instruments, and exchange-traded options or other derivative securities related thereto (collectively, when used with respect to the Company, “Company Securities”). The Policy also applies to transactions in the securities of other entities to the extent Covered Persons are in possession of any material, non-public information relating to those securities.
Prohibited Activities
No Covered Person may trade, buy, sell, transfer, dispose of or acquire Company Securities while in possession of material, non-public information concerning the Company and for one trading day after the date such material information has been publicly released unless such transaction occurs pursuant to a properly established 10b5-1 Plan, as described more fully below. Notwithstanding the foregoing, this
Policy shall not be deemed to prohibit: (1) the exercise of employee stock options granted by the
Company and the purchase of Company Securities in connection therewith (provided that such options are cash-exercised or settled) or (2) transfers or other transactions in Company Securities that involve merely a change in the form in which you own Company Securities (for example, to an inter vivos or living trust of which you are the sole beneficiary during your lifetime) while in possession of material, non-public information or, with respect to Blackout Persons, during a Blackout Period, both as defined below.
No Covered Person may “tip” or disclose material, non-public information to any outside person
(including spouses, parents, children, siblings or other family members, investors, or members of the investment community and/or news media), unless required as part of that Covered Person’s regular duties for the Company or authorized by the General Counsel, and disclosed in compliance with the
Company’s Disclosure Policy. Furthermore, no Covered Person may give trading advice of any kind about the Company or Company Securities to anyone, whether or not such Covered Person is aware of material, non-public information.
No Covered Person may, while in possession of material, non-public information about any other public company gained in the course of his or her relationship with the Company, trade in the securities of the

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
other public company while aware of such material, non-public information concerning that company,
“tip” or improperly disclose such material, non-public information concerning that company to anyone or give trading advice of any kind to anyone concerning the other public company while aware of such material, non-public information about that company.
No Covered Person shall engage in a transaction intended to circumvent or otherwise achieve a result inconsistent with the purpose and intent of this Policy. For example, a Covered Person should not transact in an index investment in which Company Securities are a meaningful component if the basis for such transaction is material, non-public information concerning the Company Securities.
If a Covered Person is in possession of material, non-public information when his or her service terminates, that individual may not engage in transactions in subject securities until that information has become public or is no longer material, as reasonably determined by such individual. Individuals must continue to comply with all applicable U.S. securities and insider trading laws and regulations and avoid unlawful transactions following the termination of their service.
Material, Non-Public Information
Information about the Company is “material” when a reasonable investor would consider it important in making an investment decision to buy or sell Company Securities. In simple terms, material information is any type of information that could reasonably be expected to affect the price of Company Securities.
While it is not possible to identify all information that would be deemed material, examples of information that would generally be considered material include the following:
•financial performance;
•potential mergers, acquisitions or dispositions;
•new major contracts, products, suppliers, partners, customers, or finance sources, or the loss thereof;
•significant changes in volume, market share or product pricing; significant cybersecurity incidents;
•stock splits;
•significant public or private securities/debt offerings, borrowings, or changes in
Company stock repurchase or dividend policies or amounts;
•significant changes in senior management;
•actual, threatened or potential exposure to major litigation, or the resolution of such litigation; approvals or denials of requests for regulatory approval by government agencies of significant products, patents or trademarks;
•the contents of forthcoming publications that may affect the market price of Company
Securities;
•significant changes in accounting treatment, write-offs or effective tax rate; and
•impending bankruptcy or financial liquidity problems of the Company or one of its subsidiaries or significant business partners.
Material, non-public information is material information that has not been disclosed generally to the marketplace. Information is considered “non-public” until it has been widely disseminated to the public through a Securities and Exchange Commission (“SEC”) filing, press release, or other non-exclusionary

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
method of disclosure reasonably designed to provide public access, and there has been sufficient time for the market to digest that information.
Any Covered Person who is unsure whether the information that he or she possesses constitutes material, non-public information should consult the General Counsel for guidance before trading in any
Company Securities.
Pledges and Margin Loans
Covered Persons are prohibited from entering into pledges or margin loans of Company Securities.
Other Transactions
Covered Persons are encouraged to consult with the General Counsel  before entering into arrangements  involving  any  Company  Securities  under  circumstances  that  are not expressly contemplated in this Policy (“Other Transactions”), which may also be subject to the foregoing restrictions. Other Transactions by Blackout Persons (as defined below) are subject to the “Transaction
Pre-approvals” section of this Policy.
Trading in Derivative Securities
Except as set forth below, Covered Persons may not trade, buy, sell, transfer, dispose of, or acquire options to purchase or sell Company Securities or other derivatives related to Company Securities
(except for employee stock options and other securities issued pursuant to Company equity incentive plans).
Covered Persons who are not subject to Section 16 of the Securities Exchange Act of 1934 (the
“Exchange Act”) may enter into the following types of derivative security transactions in Company
Securities through the purchase or sale of exchange-traded options (provided that they otherwise comply with this Policy):
•covered calls (i.e., the writing of exchange-traded call options covering a number of shares less than or equal to the total number of unrestricted shares and vested shares owned by the call writer); and
•collars for hedging purposes (i.e., the sale of exchange-traded call options and the purchase of an equivalent number of put options, in each case, covering a number of shares less than or equal to the total number of unrestricted shares and vested shares owned by the holder).
Short Sales
Covered Persons are prohibited from engaging in short sales of Company Securities (and uncovered short derivative positions).

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
I.
Blackout Periods
In addition to the foregoing restrictions, directors and certain officers and other employees as may be designated from time to time by the Chief Executive Officer, the President or the General Counsel,
including their respective Controlled Entities, are presumed to be in possession of material, non-public information in the ordinary course of their duties with the Company, and therefore are subject to more restrictive limitations on when they may buy or sell Company Securities, as follows:
Quarterly and Annual Restrictions.
The persons identified in the preceding paragraph, their respective immediate family members who live in their household and their respective Controlled Entities (collectively, “Blackout Persons”) are prohibited from buying, selling or otherwise transferring or trading in any Company Securities during the periods beginning March 15th, June 15th, September 15th and December 15th of each year and ending when one trading day has passed after the Company has publicly disseminated its financial results for the preceding fiscal period (each a “Quarterly Blackout Period”). Trades by such persons outside of Quarterly Blackout Periods may take place provided that (a) the individual does not then have knowledge of material, non-public information and (b) the proposed trade would not otherwise violate federal securities laws or the terms of this Policy.
Additional Blackout Periods in Specific Circumstances.
From time to time, the Chief Executive Officer, President or General Counsel may recommend, or require, that directors, officers, designated employees and others refrain from trading because of developments known to the Company and not yet disclosed to the public (each an “Additional
Blackout Period”, with any Quarterly Blackout Period or Additional Blackout Period being a “Blackout
Period”). In such a case, the persons so advised shall not engage in any transaction involving the purchase, sale or other transfer of Company Securities until advised that the restriction has been terminated and should not disclose to others inside or outside of the Company the fact that such a trading restriction has been imposed.
II.
Transaction Pre-Approvals
Blackout Persons (which includes their respective Controlled Entities) are required to obtain the written approval of the General Counsel (or in the case of the General Counsel, the written approval of the Chief
Executive Officer) before buying, selling, transferring or otherwise trading any Company Securities
(including a gift, contribution to a trust, or similar transfer), regardless of whether they are subject to a
Blackout Period at the time they intend to transact. Blackout Persons wishing to buy, sell, transfer or otherwise trade any Company Securities should contact the General Counsel for approval at least two business days in advance of the proposed transaction. Furthermore, Blackout Persons also are required to obtain the written approval of the General Counsel before entering into Other Transactions and entering into another arrangement with respect to Company Securities that is not otherwise expressly contemplated in this Policy.
Exceptions to Application of this Policy
I.  Employee Benefit Plans
    The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions by the Company or employees to the Company’s stock purchase plans pursuant to the terms and conditions of those plans. However, no Covered Person may alter his or her instructions regarding the purchase or sale of Company Securities in such plans while in possession of material, non-public information, to the extent applicable to such Covered Person, while any Blackout Period is in effect.

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
II.
Rule 10b5-1 Plans
Rule 10b5-1 under the Exchange Act was adopted by the SEC to protect persons from insider trading liability for transactions under a written trading plan previously established at a time when the insider did not possess material, non-public information. Under a properly established 10b5-1 plan with respect to securities (a “10b5-1 Plan”), Covered Persons may complete transactions in Company
Securities at any time, including during Blackout Periods or even when the Covered Person possesses material, non-public information. Thus a 10b5-1 Plan offers an opportunity for Covered
Persons to establish a systematic program of transactions in Company Securities over periods of time that might include periods in which such transactions would otherwise be prohibited under the federal securities laws or this Policy. A variety of arrangements can be structured to meet the requirements of
Rule 10b5-1. In particular, a 10b5-1 Plan can take the form of a blind trust, other trust, pre-scheduled stock option exercises and sales, pre-arranged trading instructions and other brokerage and third-
party arrangements over which the Covered Person has no control once the plan takes effect.
Covered Persons who desire to implement a 10b5-1 Plan must first obtain approval of the plan by the General Counsel. In order to be eligible for approval, the 10b5-1 Plan must:
•not be established during a Blackout Period;
•be in writing;
•either irrevocably set forth the future date or dates on which purchase or sale of securities are to be made and the prices at which the securities are to be purchased or sold, or provide a formula for determining the price of the securities to be purchased or sold and the date or dates on which the transactions are to be completed (provided that no aspect of the formula may permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the Covered Person);
•set forth the broker who will be responsible for effecting the transactions (or method of transaction if not through a broker);
•for Section 16 Insiders (as defined below), the later of (1) 90 days after the adoption of the plan and (2) two business days following the disclosure of the
Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted; and
•for all other Covered Persons, 30 days after the adoption of the plan;
•include a representation certifying that at the time of the adoption or modification of the plan: (1) the Covered Person is not aware of material, non-public information about the
Company or the Company Securities; and (2) the Covered Person is adopting the contract, instruction, or plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5;
•not overlap with another 10b5-1 Plan of that Covered Person, however, a Covered
Person may overlap their 10b5-1 Plan with purchases from the Company pursuant to the Company’s Employee Stock Purchase Plan; and
•to the extent the plan covers a single trade, not be made within 12-months of another single-trade plan.

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
The General Counsel will maintain copies of all 10b5-1 Plans.
The Covered Person must provide the General Counsel written notice of any termination or modification of a 10b5-1 Plan (in which case, such termination or modification must be approved in writing by the General Counsel prior to effectiveness and may not take effect until at least 30 days after such termination or modification is approved by the General Counsel).
Any
modification of a 10b5-1 Plan will be treated as a termination of the 10b5-1 Plan and must meet the conditions set forth above with respect to the adoption of a new plan. In addition, any 10b5-1
Plan adopted in replacement of a terminated plan must meet the conditions set forth above with respect to the adoption of a new plan. While a 10b5-1 Plan may be terminated even if you are in possession of material non-public information at the time, doing so may call into question whether the 10b5-1 Plan was originally entered into in “good faith” or whether such information was used to avoid actions which otherwise would have been taken under the plan.
Section 16 Insider Reporting Obligations
All transactions in Company Securities, including transactions effected pursuant to a 10b5-1 Plan and transactions involving restricted stock and other equity incentives awarded by the Company, by directors and officers that are subject to Section 16 of the Exchange Act (“Section 16 Insiders”) must be executed only through brokers that agree to confirm approval of the transaction pursuant to this Policy before executing the transaction. Section 16 Insiders shall provide written notice to, and obtain the written approval of, the General Counsel of each transaction in Company Securities that may be reportable on
SEC Form 4 or Form 5 prior to executing the transaction. The requisite notice shall include all information necessary to accurately report the transaction on SEC Form 4 or 5 (with the exception of the final price and date of execution, which shall be confirmed by either the Section 16 Insider or the broker as soon as the transaction is executed).
In addition to transactions for the Section 16 Insider’s own account, Section 16 of the Exchange Act requires Section 16 Insiders to report transactions in Company Securities in which the Section 16 Insider beneficially owns a direct or indirect “pecuniary interest” (i.e., where the Section 16 Insider has the opportunity, directly or indirectly, to profit or share in any profit from a transaction in Company Securities).
Section 16 Insiders may be deemed to beneficially own Company Securities held or acquired by:
•the Section 16 Insider’s immediate family sharing the same household;
•trusts (including living or family trusts) in which the Section 16 Insider is a settlor or has or shares investment control;
•trusts in which the Section 16 Insider, or any member of his or her immediate family, is a beneficiary;
•general partnerships in which the Section 16 Insider is a general partner;
•limited partnerships where the Section 16 Insider is a general partner or has or shares
•investment control over the limited partnership’s portfolio securities;
•corporations where the Section 16 Insider is a controlling shareholder or has or shares investment control over the corporation’s portfolio securities; and
•limited liability companies in which the Section 16 Insider is a member, if structured like a general partnership, or where the Section 16 Insider has control or has or shares investment control over the limited liability company’s portfolio securities, if structured like a limited partnership or corporation.

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
Under Section 16 of the Exchange Act, Section 16 Insiders face strict liability for effecting non-exempt purchases and sales (or sales and purchases) in Company Securities (including Company Securities deemed to be beneficially owned by Section 16 Insiders) within a six-month period that result in a “short swing profit” (whether this profit is actual or imputed). The statute compels the Section 16 Insider to disgorge all profits gained in the transactions.
All Section 16 Insiders shall execute a special power of attorney in form and substance satisfactory to the General Counsel empowering each of the General Counsel and the General Counsel’s designees to execute and timely file with the SEC the required reports with respect to any transaction in Company
Securities on behalf of the Section 16 Insider. Although the General Counsel will assist Section 16
Insiders in preparing and filing the required reports with the SEC, Section 16 Insiders retain responsibility for filing the required reports under the federal securities laws.
Any person who is unsure whether they are subject to Section 16 of the Exchange Act, whether they may be deemed to beneficially own Company Securities held or acquired by members of their immediate family or trusts, partnerships, corporations or limited liability companies over which they exercise control or in which they have an interest, whether a contemplated transaction in Company Securities is reportable on Form 4 or Form 5 or whether a contemplated transaction in Company Securities may result in liability for short-swing profits should consult the General Counsel for guidance.
Form 144 Reports
Section 16 Insiders should be prepared to comply with SEC Rule 144 and file a Form 144, if necessary, before making an open market sale of the Company Securities. Form 144 notifies the SEC of the intention of such individuals to sell Company Securities. This form is the responsibility of the Section 16 Insider but is often prepared and filed by the individual’s broker and is in addition to the SEC Form 4 or Form 5 that must be filed by Section 16 Insiders.
Reporting of Violations
Any Covered Person who violates this Policy or any federal, state or exchange rule or law governing insider trading or tipping, or knows of any such violation by any other Covered Person, must report the violation immediately to the General Counsel.
Personal Responsibility and Company Assistance
Questions about this Policy or its application to any proposed transaction should be directed to the
General Counsel. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual Covered Person.

Cboe Global Markets, Inc. and Subsidiaries Insider Trading Policy
Compliance
The Company has designated the General Counsel as its insider trading compliance officer. The General
Counsel may designate one or more individuals who may perform the General Counsel’s duties in the event that the General Counsel is unable or unavailable to perform such duties.
Inquiries
Please direct all inquiries regarding any of the provisions or procedures of this Policy to the General
Counsel.

Last Adopted Date
5/16/2024